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Language: English 2026 Annual Meeting To be held Monday, August 3, 2026 Meeting Agenda Not Voted Vote by August 2, 2026 11:59 p.m. ET Documents to Review Before You Vote: Select a document Request Printed Materials for this Meeting Proposal(s) For holders as of Monday, June 8, 2026. Votes can be changed until the voting deadline. Make your selections below. Shares available: 01a. Election of Class I Trustee, to serve until the 2029 annual meeting of shareholders: Charles P. Pizzi More Details Board Recommendation: For For Against Abstain Reset 1b. Election of Class I Trustee, to serve until the 2029 annual meeting of shareholders: Pedro A. Ramos More Details Board Recommendation: For For Against Abstain Reset By clicking Submit Vote, I am hereby appointing a proxy. 6/22/26, 11:06 AM Proxy Vote - Meeting Agenda file:///C:/Users/001695/Downloads/ProxyVote%20-%20Meeting%20Agenda.html 1/2

Submit Vote Reset AllCUSIP: 644323© 2026 Broadridge Financial Solutions, Inc. Proxy Vote and Broadridge are registered trademarks of Broadridge Financial Solutions, Inc. CUSIP is a registered trademark of the American Bankers Association. All other trademarks belong to their respective owners. Accessibility Statement Privacy Statement Terms of Use & Linking Policy6/22/26, 11:06 AM Proxy Vote - Meeting Agenda file:///C:/Users/001695/Downloads/ProxyVote%20-%20Meeting%20Agenda.html 2/2